As filed with the Securities and Exchange Commission on May 30, 2017

Registration No. 333-216026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-1/A

Amendment No. 5

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Artin Consulting Inc.

(Exact name of registrant as specified in its charter)

Nevada	6770	81-4787814
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1000 North Nellis Blvd, Ste 241

Las Vegas, NV 89110

Tel: 702-296-2754

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Pubco Advisory Service

18124 Wedge Pkwy, Ste 1050

Reno, NV 89511

775-232-1950

js@pubcoadvisoryservice.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the date this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a Smaller reporting company)

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock-New Issue	5,009,000	$0.01	$50,090	$5.81

(1)	This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Artin Consulting Inc.

5,009,000 Shares of Common Stock, $0.01 per share

Prior to this Offering, no public market has existed for the common stock of Artin Consulting Inc. Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board ("OTCBB"), operated by FINRA (Financial Industry Regulatory Authority).  There is no assurance that the Shares will ever be quoted on the OTCBB.  To be quoted on the OTCBB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

This is our initial public offering.  We are registering a total of 5,009,000 shares of our common stock for sale by 36 selling shareholders.  No shares are being registered for sale by the Company. There is no guarantee that a public market will ever develop and you may be unable to sell your shares.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  The selling shareholders are underwriters, within the meaning of Section 2(11) of the Securities Act, and as such, are subject to the prospectus delivery requirements of the Securities Act. Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.01 per share for the duration of the offering. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders. The selling shareholders will sell their shares at a fixed price per share of $0.01 for the duration of this Offering   We will not receive any proceeds from the sale of the 5,009,000 shares sold by the selling shareholders.  Selling shareholders will receive proceeds of $0.01 per share sold.  If all shares being offered by the selling shareholders are sold, selling shareholders will receive net proceeds of $50,090 The Company will not receive funds from the sale of shares being offered by selling shareholders.  This secondary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus.

Because we are considered a "Shell" company, shareholders' shares will have limited transferability under Rule 144(i), see "Risk Factors."(Page 7) All selling shareholders are underwriters and must sell their respective shares at a fixed price of $0.01 per share for the duration of the offering. There is currently no market for our common stock.

PLEASE NOTE THAT THE COMPANY IS A SHELL COMPANY IN ACCORDANCE WITH THE SECURITIES ACT OF 1933. ACCORDINGLY, THE SECURITIES SOLD IN THIS OFFERING CAN ONLY BE RESOLD THROUGH REGISTRATION UNDER THE SECURITIES ACT OF 1933; SECTION 4(l), IF AVAILABLE, FOR NON-AFFILIATES; OR BY MEETING THE FOLLOWING CONDITIONS OF RULE 144(I):

☐	THE ISSUER OF THE SECURITIES THAT WAS FORMERLY A SHELL COMPANY HAS CEASED TO BE A SHELL COMPANY;

☐	THE ISSUER OF THE SECURITIES IS SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 13 OR 15(D) OF THE EXCHANGE ACT;

☐	THE ISSUER OF THE SECURITIES HAS FILED ALL EXCHANGE ACT REPORTS AND MATERIAL REQUIRED TO BE FILED, AS APPLICABLE, DURING THE PRECEDING 12 MONTHS (OR SUCH SHORTER PERIOD THAT THE ISSUER WAS REQUIRED TO FILE SUCH REQUIRED TO FILE SUCH REPORTS AND MATERIALS), OTHER THAN FORM 8-K REPORTS; AND AT LEAST ONE YEAR HAS ELAPSED FROM THE TIME THAT THE ISSUER FILED CURRENT FORM 10 TYPE INFORMATION WITH THE SEC REFLECTING ITS STATUS AS AN ENTITY THAT IS NOT A SHELL COMPANY.

All of our selling shareholders are underwriters and sales price to the public is fixed for the duration of the offering.

The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act. The Company is a Shell Company as defined in the Exchange Act of 1934.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN (PAGE 7)

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	5,009,000	$0.01	$0	$0.0

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated _______________________________, 2017

-iii-

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire prospectus, including "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, before making an investment decision. In this Prospectus, the terms "Artin" "Company," "we," "us" and "our" refer to Artin Consulting Inc.

THE COMPANY

Business Overview

ARTIN CONSULTING INC., incorporated in the State of Nevada on December 21, 2016, to engage in any lawful corporate undertaking. At this time the Company purpose is to consult with various US companies who seek to do business in Ukraine as well as Ukraine companies looking to enter the US markets.

The Company has no operations to date. The Company never commenced any operational activities.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues since inception and sustained an accumulated net loss of $5,928 for the period from its inception (December 21, 2016) to December 31, 2016. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to receive capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

As of the date of this prospectus, the Company has 28,009,000 shares of $0.001 par value common stock issued and outstanding and 23,000,000 are all held by Kateryna Malenko our President and director through her wholly owned company Kat Consulting.

Artin Consulting Inc.’s corporate address is located at 1000 North Nellis Blvd Ste 241, Las Vegas, NV 89110 and Yaroslava Mudroho 45, 26-16, Slavuta 01100, Ukraine.

Artin Consulting Inc.’s fiscal year end is December 31.

The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of—

(A)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000.00 (as such amount is indexed for inflation every five (5) years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000.00) or more;

(B)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)	the date on which such issuer has, during the previous three (3) year period, issued more than $1,000,000,000.00 in non-convertible debt; or

(D)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

Offering

Securities being Offered	5,009,000 shares of common stock: which are being offered by the selling shareholders. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus.

Price per share	The selling shareholders will sell their shares at a fixed price per share of $0.01 for the duration of this Offering.

Securities Issued and Outstanding	28,009,000 shares of common stock are issued and outstanding.

Offering Proceeds	We will not be receiving proceeds from the offering.

Registration costs	We estimate our total offering registration costs to be $24,000. If we experience a shortage of funds prior to funding, our director has verbally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our director has no formal commitment or legal obligation to advance or loan funds to the Company.

Our officer and directors, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  Our executive officer and directors will own 82% of our common stock.

ARTIN CONSULTING INC. has secured West Coast Stock Transfer as its transfer agent. The Company expects to seek quotations for its securities upon completion of the offering.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Artin Consulting Inc.

Balance Sheet

December 31,
2016
Assets
Current assets:
Cash	$44,662
Total current assets	44,662
Total assets	$44,662

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	—
Total current liabilities	—

Commitments and contingencies

Stockholders' equity:	—
Common stock, $.001 par value, 500,000,000 shares authorized as of December 31, 2016 28,009,000 issued and outstanding	28,009
Additional paid-in capital	22,581
Accumulated deficit	(5,928)
Stockholders' equity	44,662
Total liabilities and stockholders' equity	$44,662

Artin Consulting Inc.

Statement of Operations

For Period Ending
December
2016
Net sales	$—

Operating expenses:
General and administrative	5,928

Loss from operations	(5928)

Other (expenses)/income	—

Net loss before provision for (benefit from) income taxes	(5928)
Provision for (benefit from) income taxes	—

Net loss	$(5928)

Net loss per common share - basic and diluted	$0.00
Weighted average number of common shares outstanding -
basic and diluted	9,728,909

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock. This section discloses all of the material risks of an investment in this Company.

Due to the company’s headquarters being located outside the United States, U.S. investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon U.S. Federal Securities Laws against the company and its non-U.S. resident officer and director.

While we are organized under the laws of State of Nevada, our sole officer is a non-U.S. resident. Consequently, it may be difficult for investors to affect service of process on her in the United States and to enforce in the United States judgments obtained in United States courts against her based on the civil liability provisions of the United States securities laws.

Since all our assets will be located out of the United States it may be difficult or impossible for U.S. investors to collect a judgment against us, based on the civil liability provisions of the United States federal security laws. Enforcing judgments of United States courts based on civil liability provisions of the U.S. federal securities laws in foreign courts and bringing an original action in foreign courts to enforce liabilities based on the US federal securities laws

POLITICAL TURMOIL MAY MAKE IT DIFFICULT TO REACH OUR CHOSEN MARKETS

Political turmoil may make it difficult to reach out to our chosen market and if we are restricted in developing our business plan it may cause us to have limited options for potential revenues and cause us to fail.

HAVING AN OFFICER AND DIRECTOR OWNING 82% OF THE COMPANY MAY HINDER OPERATIONS RESULTING IN THE FAILURE OF THE BUSINESS.

Artin Consulting Inc.’s operations depend on the efforts of Kateryna Malenko, officer and director of the Company. Kateryna Malenko has no specific experience, qualification, attributes or skills to perform as a director. Kateryna Malenko has no experience related to public company management, nor as a principal accounting officer. Because of this, the Company may be unable to offer and sell shares in future offerings, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles. Kateryna Malenko anticipates devoting between five and ten hours per week to the business of the Company. The Company's officer has not entered into a written employment agreement with the Company and is not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officer and directors. Notwithstanding the combined limited experience and time commitment of our officer and director, Kateryna Malenko, loss of the services of this individual would adversely affect development of the Company's business and its likelihood of continuing operations. The Company has no other full or part time employees. See "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

POTENTIAL CONFLICTS OF INTEREST MAY RESULT IN LOSS OF BUSINESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS.

Kateryna Malenko is involved in other employment opportunities and may periodically face a conflict in selecting between ARTIN CONSULTING INC. and Kat Consulting, which at this time is her private holding company with no operations as of yet. There is in place a non-compete agreement between the two companies. Company has not formulated a policy for the resolution of such conflicts should they occur. and Kat Consulting, which at this time is her private holding company with no operations as of yet. “ Ms Malenko has not determined what she may do with her private company Kat Consulting and reserves the right to use it in the future as she feels best suits her personal advancement. If the Company loses Kateryna Malenko to other pursuits without a sufficient warning, the Company may, consequently, go out of business.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.   The Company has not generated any revenues since inception and sustained an accumulated net loss of $5,928 for the period from its’ inception (December 21,2016) through December 31,2016  These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to receive capital from third parties.  No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

OUR STATUS AS AN EMERGING GROWTH COMPANY AND SMALLER REPORTING ISSUER MAY RAISE DOUBT AS TO THE ACCURACY OF OUR REPORTING.

Many of the same exemptions available to the Company under the JOBSACT are available to the Company as it is a Smaller Reporting Company and will remain in place regardless of the Company’s status under the JOBSACT. Our Company will not be required to obtain an auditor attestation with respect to management’s conclusion about the effectiveness of internal controls over financial reporting. This may raise doubt as to the effectiveness of the Company’s internal controls and thus the accuracy of our reporting.

THE COMPANY’S SECURITIES ARE SUBJECT TO THE PENNY STOCK RULES WHICH MAY LIMIT INVESTMENT.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than five dollars ($5.00) (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

KATERYNA MALENKO MAY NOT PAY ALL THE EXPENSES OF THE OFFERING RESULTING IN THE FAILURE TO COMPLETE THIS OFFERING WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS.

Kateryna Malenko has agreed to pay all the expenses of this offering however there is no enforceable agreement to this effect and thus in the event that Kateryna Malenko fails to pay all the expenses of this offering, the offering may not be completed resulting in the lack of success of the Company’s business plan.

We lack an operating history and have no profits which we expect to continue into the future.  There is no assurance our future operations will result in continued profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on December 21, 2016. We have not fully developed our proposed business operations and have not generated any revenues to date.  We have no operating history upon which an evaluation of our future success or failure can be made.  The Company has not generated any revenues since inception and sustained an accumulated net loss of $5,928 for the period from its’ inception (December 21, 2016) through December 31, 2016. Our ability to maintain profitability and positive cash flow is dependent upon:

  Our ability to attract new customers who will buy our services,
  Our ability to generate sufficient revenue through the sale of our services.

Based upon current plans, we expect to incur minimal operating profits or losses in future periods because we will be incurring expenses that may exceed revenues.  We cannot guarantee that we will be successful in generating sufficient revenues in the future.  In the event the Company is unable to generate sufficient revenues, it may be required to seek additional funding.  Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company.  In the event the Company cannot generate sufficient revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

BLUE SKY CONSIDERATIONS MAY LIMIT SALES IN CERTAIN STATES RESULTING IN A LONGER TIME TO COMPLETE THE OFFERING OR FAILURE OF THE OFFERING ALL TOGETHER.

Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or "blank-check" securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

THE ARBITRARY OFFERING PRICE MEANS THE SHARES MAY NOT REFLECT FAIR MARKET VALUE.

The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the Shares will attain market values commensurate with the Offering Price.

We have no clients or customers at this time and even when we do, there is no assurance that we will make a profit.

We have no clients or customers at this time.  If we are unable to attract enough customers/clients to purchase services it will have a negative effect on our ability to continue to generate sufficient revenue from which we can operate or expand our business.  The lack of sufficient revenues will have a negative effect on the ability of the Company to continue operations and it could force the Company to cease operations.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

If we raise additional capital subsequent to this Offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution.  In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

Some of our competitors have significantly greater financial and marketing resources than we do.

Some of our competitors have significantly greater financial and marketing resources than do we. There are no assurances that our efforts to compete in the marketplace will be successful.

Because most of our competitors are not publicly reporting companies, their operating expenses are considerably lower.

Most of the companies with which we will be competing are not public companies.  The company’s responsibility to file reports with the SEC upon effectiveness of this registration statement means our basic operating expenses are much higher than those of our competitors.  The added expense of being a public reporting company will make it more difficult for us to compete.

Because Kateryna Malenko has other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officer and director has other outside business activities and will only be devoting between 5 and 10 hours of her time, per week each to our operations, our operations may be sporadic and occur at times which are convenient. However, these outside interests may deter from the development of ARTIN CONSULTING INC. In the event she is unable to fulfill any aspect of her duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current officer.

We currently are managed by an officer and we are entirely dependent upon her in order to conduct our operations.  If she should resign or die, there will be no one to run ARTIN CONSULTING INC., and the company has no Key Man insurance.  If our current officer is no longer able to serve as such and we are unable to find other persons to replace her, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our controlling stockholder has significant influence over the Company.

As of December 31, 2016, Kateryna Malenko, the Company's Chief Executive Officer owns 82% of the outstanding common stock.  As a result she will possess a significant influence over our affairs and may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock. Minority shareholders of the Company will be unable to affect the outcome of stockholder voting as long as our officers and directors retain a controlling interest.

Our current officer and directors may set salaries and perquisites in the future, which the Company is unable to support with its current assets.

While she is reimbursed for out-of-pocket expenses, our current officer and directors are not taking a salary. She has verbally indicated her willingness to perform her duties without additional compensation, during the development stage.  However, there is no written agreement, and our officer and directors may decide to award themselves a salary and other benefits.  The Company does not currently generate revenues, and there is no guarantee that it will do so in the near future.  We do not have sufficient funds available to fully implement our current plan of operations and will be unable to support any salaries or other benefits for management, which will cause us to cease operations.

BECAUSE OUR CONTROLLING OFFICER AND DIRECTOR IS INEXPERIENCED IN OPERATING A PUBLIC COMPANY OUR BUSINESS PLAN MAY FAIL.

Our controlling officer and directors do not have any specific training in running a Public business. With no direct training or experience in this area, management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Risks Associated With This Offering

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"), we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2017, including a Form 10-K for the year ended December 31, 2017, assuming this registration statement is declared effective before that date. At or prior to December 31, 2017, we intend to voluntarily file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. If we do not register our securities under Section 12(g) we will face automatic suspension of reporting requirements. We are not required under Section 12(g) or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on December 31, 2017. If we do not file a registration statement on Form 8-A at or prior to December 31, we will continue as a voluntary reporting company that we could terminate at any time and will not be subject to the proxy statement requirements of the Exchange Act, and our officer, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity. After this offering, ARTIN CONSULTING INC. will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status which includes filing quarterly and annual reports. The Company is filing a Form 8A at or prior to December 31, 2017.

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a "penny stock" under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $2,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34 -29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

  Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
  Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
  Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
  Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
  The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between the Company or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

Our status as an "emerging growth company" under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company" and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected. The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an "emerging growth company."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an "emerging growth company," we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

As an "emerging growth company" under the jumpstart our business startups act (JOBS), we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

*	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

*	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

*	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

*	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any January 31 before that time, we would cease to be an emerging growth company as of the following December 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth  company the following fiscal year, or if we issue more than $1 billion in  non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

Notwithstanding the above, we are also currently a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements.  However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."  Specifically, similar to "emerging growth companies", "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2015; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an "emerging growth company" or "smaller reporting company" may make it harder for investors to analyze the Company's results of operations and financial prospects.

We will incur ongoing costs and expenses for SEC reporting and compliance, without increased revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $10,000 annually.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance, we will require increased revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

THE SHARES ELIGIBLE FOR FUTURE SALE MAY INCREASE THE SUPPLY OF SHARES ON THE MARKET DILUTING THE VALUE OF THE SHARES PURCHASED HEREUNDER.

All of the 23,000,000 Shares, which are held by our officer and director, Kateryna Malenko, (through her wholly owned company Kat Consulting) have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended (the "Act"). Such Shares will not be available for sale in the open market except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell such shares. This offering will make a substantial number of the Shares owned by our officer and director, Kateryna Malenko eligible for sale in the future which may adversely affect the market price of the Common Stock. Kateryna Malenko, our sole officer and director’s shares will remain bound by the affiliate resale restrictions enumerated in Rule 144 of the Securities Act of 1933. Such Shares will not be available for sale in the open market except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell such shares. This offering will make a substantial number of the Shares owned by our officer and director, Kateryna Malenko eligible for sale in the future which may adversely affect the market price of the Common Stock. Kateryna Malenko, our sole officer and director’s shares will remain bound by the affiliate resale restrictions enumerated in Rule 144 of the Securities Act of 1933. Kateryna Malenko, our sole officer and director’s shares will remain bound by the affiliate resale restrictions enumerated in Rule 144 of the Securities Act of 1933.

Rule 144 Shares

After the date this Prospectus is declared effective, 23,000,000 of our outstanding shares of common stock will be "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.   Rule 144, as amended, is an exemption that generally provides that a person who has continuously owned shares for a six month holding period may sell the shares, provided the Company is current in its reporting obligations under the Exchange Act. The shares owned by our sole officer and director are considered control securities for the purpose of Rule 144.  As such, officers, directors and affiliates are subject to certain manner of resale provisions, including an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock.  Our officer and directors own 23,000,000 restricted shares, or 82% of the outstanding common stock. When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company's common stock in any market that might develop.

THE COMPANY’S COMPLIANCE WITH THE CURRENT AND PERIODIC REPORTING REQUIREMENTS UNDER THE SECURITIES AND EXCHANGE ACT OF 1934 MAY PROVE TOO BURDENSOME, WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS.

Upon the effectiveness of this registration and the filing of the Form 8A, the Company will be fully reporting and subject to the current and periodic reporting requirements under the Securities and Exchange Act of 1934. The burden of the time and expense of these reporting requirements may be beyond the capabilities of the Company which may result in the failure of the business.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

There may be risks and circumstances that management may be unable to predict. When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

ITEM 4 - USE OF PROCEEDS

We are registering a total of 5,009,000 shares of our common stock for sale by selling shareholders.  No shares are being registered for sale by the Company. The Company will not receive funds from the sale of shares being offered by selling shareholders.

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

NOT APPLICABLE

ITEM 7 – SELLING SHAREHOLDER

As of December 31, 2016 our Company has 500,000,000 common shares authorized with a par value of $.001 per share with 28,009,000 common shares outstanding.

The 35 selling security holders are offering for sale 5,009,000 shares of our issued and outstanding common stock which they obtained through the following private transactions:

  Effective December 28 2016, we issued an aggregate of 23,000,000 common shares to our founders for proceeds of $23,000. These shares were issued to  non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended),
  Effective December 31, 2016, we issued an aggregate of 2,509,000 common shares pursuant to subscription agreements, for proceeds of $25,009. These shares were issued to thirty four (34) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended and to Topline Holding Inc., a Nevada Corporation bought 2,475,000 prior to the filing of the companies Form D, a total of thirty five (35) shareholders.
  One investor bought 2,500,000 shares at $0.001 for $2,500 effective December 28, 2016.

The following table provides information as of December 31, 2016 regarding the beneficial ownership of our common stock by each of the selling security holders, including:

  the number of shares owned by each prior to this offering;
  the number of shares being offered by each;

Name of Shareholder	Shares owned prior to this offering	Total of shares offered for sale	Total shares after offering	Percent owned after offering
Kat Consulting Corp.	23,000,000	0	23,000,000	82.12%
0975456 BC Ltd	2,500,000	2,500,000	0	0%
Stella Bilitserkirska	1,000	1,000	0	0%
Valeria Kirichek	1,000	1,000	0	0%
Maryna Brul	1,000	1,000	0	0%
Alesya Sergeyeva	1,000	1,000	0	0%
Larisa Moskvina	1,000	1,000	0	0%
Vitaliy Prichodnuk	1,000	1,000	0	0%
Dennis Tchebotkov	1,000	1,000	0	0%
Natalia Lomonosova	1,000	1,000	0	0%
Natalia Glinka	1,000	1,000	0	0%
Liudmila Gula	1,000	1,000	0	0%
Valeria Khazchynska	1,000	1,000	0	0%
Eldar Sabizou	1,000	1,000	0	0%
Kateryna Ivanishenko	1,000	1,000	0	0%
Yulia Yazuk	1,000	1,000	0	0%
Dmitry Novak	1,000	1,000	0	0%
Egene Trusanov	1,000	1,000	0	0%
Elena Chebotkova	1,000	1,000	0	0%
Nikolas Zhaboyedov	1,000	1,000	0	0%
Ivanna Prokopenko	1,000	1,000	0	0%
Lidya Druzbina	1,000	1,000	0	0%
Viktor Yarkov	1,000	1,000	0	0%
Dennis Otelepko	1,000	1,000	0	0%
Alexiy Kruchkov	1,000	1,000	0	0%
Natalia Yakovenko	1,000	1,000	0	0%
Pavel Yakovenko	1,000	1,000	0	0%
Pavel Brul	1,000	1,000	0	0%
Lidya Ozeryanska	1,000	1,000	0	0%
Novikova Svetlana	1,000	1,000	0	0%
Iola Novikova	1,000	1,000	0	0%
Olga Vitvitska	1,000	1,000	0	0%
Alexiy Zhaboyedov	1,000	1,000	0	0%
Roman Proskura	1,000	1,000	0	0%
Valeriy Vynokurov	1,000	1,000	0	0%
Iryna Prokopenko	1,000	1,000	0	0%
Topline Holdings Inc.	2,475,000	2,475,000	0	0%
			5,009,000	82.11%

ITEM 8 – PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

Shares Offered by the Selling Shareholders

The selling shareholders have not informed us of how they plan to sell their shares.  However, they may sell some or all of their common stock in one or more transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions; or
3.	in any combination of these methods of distribution.

The price of $0.01 per share is a fixed price for the duration of the offering. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers.  The Company will apply to have its shares of common stock listed on the OTC Bulletin Board immediately after the date of this Prospectus. Selling shareholders will offer their shares at a fixed price of $0.01 per share for the duration of this Offering. We cannot predict whether the common stock will ever trade on any market. The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold, and may vary, depending on the broker-dealer's fee schedule, the size of the transaction and other factors.  The separate costs of the selling shareholders will be borne by the shareholder.  Any broker, broker-dealer or agent that participates with the selling shareholders in the sale of the shares by them will be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them will be deemed to be underwriting commissions under the Securities Act.  In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, we will be required to file a post-effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock.  In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unrestricted shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this Prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If the Company's common shares are quoted for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock".  For the purposes relevant to the Company, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade.  The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares are deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because the selling shareholders have been deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling shareholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this Prospectus.

We are bearing all costs relating to the registration of the common stock.  While we have no formal agreement to provide funding with our officer, she has verbally agreed to advance additional funds in order to complete the registration statement process.  Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders.

Terms of the Offering

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this prospectus) and continues for a period of 365 days.

Offering Proceeds

We will not receive any proceeds from the sale of any of the 5,009,000 shares by the selling shareholders.

ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

ARTIN CONSULTING INC. is authorized to issue 500,000,000 shares of common stock, $0.001 par value. The company has issued 28,009,000 shares of common stock to date with 23,000,00 held by one (1) shareholder of record and 5,009,000 issued to 36 non-affiliate shareholders.

The holders of Artin Consulting Inc.’s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than five dollars ($5.00) (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plans to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock.

PREEMPTIVE RIGHTS

No holder of any shares of ARTIN CONSULTING INC. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of ARTIN CONSULTING INC. common stock do not have cumulative voting rights, which means that the holders of more than 50.0% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, ARTIN CONSULTING INC. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, ARTIN CONSULTING INC. will make available to its shareholders annual financial reports certified by independent accountants, and will, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS

None of the below described experts have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period ended December 31, 2016 were audited by Sadler, Gibb & Associates, LLC.   We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

We are a startup company that commenced operations in December 21, 2016, which has been limited to organizational and business development activities. We will be an international consulting company that intends to assists start-ups.,as well as established companies, offering consulting services focused on doing business in the United States and Ukraine providing administrative support and consulting to the process. Our mission is to assist management in early stage companies with services designed to keep them focused on their core business ideas while providing the proper ways to enter the desired marketplace. We have had no operations at this time and have limited financial resources. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company’s lack of business operations and early losses raise substantial doubt about our ability to continue as a going concern.” Our operations to date have been devoted primarily to start-up, development and operational activities, which include:

1.	Formation of the Company;
2.	Development of our business plan;
3.	Evaluating various target industries to market our services;
4.	The development of our initial online website; and
5.	Research on services and pricing of our services.

We intend to provide services to target companies with the mission to assist the founders in developing their product and services to the international marketplace and provide hands-on support services to reduce startup costs and accelerate time to market. In addition to general administrative services, we intend to offer services to assist with product development and design on a referral basis once the nature of the business and its needs are identified, corporate formation and structure. We also intend to offer virtual office space, financial and accounting resources on a referral basis, marketing and branding services and legal guidance by partnering with law firms and accounting firms. These professional referrals will be dealing directly with the client for payment of their offered services. By offering these services, we intend to enable our potential entrepreneurial clients the time to focus on developing their products and services so they are not consumed with administrative activities that will take valuable time from their work schedules. We believe that the administrative and other consulting services will increase the value of our potential clients businesses thereby increasing the attractiveness for additional capital to enable them to bring their products and services to market. At this time we have no official fee structure; pricing will be based upon job description and the anticipated services required by the client company.

The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000.00 (as such amount is indexed for inflation every five (5) years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)	the last day of the fiscal year of the issuer following the fifth (5th) anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)	the date on which such issuer has, during the previous three (3) year period, issued more than $1,000,000,000.00 in non-convertible debt; or

(D)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Number of Total Employees and Number of Full Time Employees

ARTIN CONSULTING INC. has no operations. During this development period, we plan to rely exclusively on the services of our officer and directors to establish business operations and perform or supervise the minimal services required at this time. We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees. The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

The Company has no office space, each director works from home. At the present time our Director Holly Roseberry provides a mail box rental for the Company at

1000 North Nellis Blvd, Ste 241

Las Vegas, NV 89110

Tel: 702-296-2754

There are currently no proposed programs for, improvement or development of the facilities currently in use.

LEGAL PROCEEDINGS

Kateryna Malenko, our officer and director has not been convicted in a criminal proceeding.

Kateryna Malenko, our officer and director has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

There are no known pending legal or administrative proceedings against the Company.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in ARTIN CONSULTING INC. common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. ARTIN CONSULTING INC. and its officer and director, Kateryna Malenko, makes no representation about the present or future value of our common stock.

As of the date of this prospectus,

1.	There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Artin Consulting Inc.;

2.	There are currently 23,000,000 shares of our common stock held by our officer and directors. All of the 23,000,000 Shares, which are held by our officer and director, Kateryna Malenko, (through her wholly owned company Kat Consulting) have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended (the "Act"). Such Shares will not be available for sale in the open market except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell such shares. This offering will make a substantial number of the Shares owned by our officer and director, Kateryna Malenko eligible for sale in the future which may adversely affect the market price of the Common Stock. Kateryna Malenko, our sole officer and director’s shares will remain bound by the affiliate resale restrictions enumerated in Rule 144 of the Securities Act of 1933.

3.	Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to the current shareholder.

All of the presently outstanding shares of common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, ARTIN CONSULTING INC. has 28,009,000 shares of $0.001 par value common stock issued and outstanding held by 37 shareholders of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Financial Statements included in this prospectus.

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Artin Consulting Inc

Results of Operations

We have generated no revenues since inception and have incurred $5,928 in startup expenses from our inception (December 21, 2016) through December 31, 2016.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us on which to base an evaluation of our performance.  We are a development stage company and generated no revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our rebranding efforts, and possible cost overruns due to the price and cost increases in supplies and services.

If we do not raise or generate revenues sufficient to cover professional fees, estimated to be $10,000 for the next 12 months, we would be unable to continue reporting to the SEC, and therefore we would not be able to obtain an OTCBB quotation.

While our officer and director has generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, in writing, between the officer and directors and Artin Consulting Inc.  During the next year of operations, our officer and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash from either our revenues or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

PLAN OF OPERATION

ARTIN CONSULTING INC. was incorporated on December 21, 2016.

Our goal is to consult with companies looking to expand their business internationally in the United States or Ukraine, as well as other companies, by providing administrative support, which will allow management to focus on their core business. We believe this will generate capital appreciation of the client companies and realized gains for their founders. We believe that by consulting with entrepreneurs at inception, we will generate client loyalty while we add value for our potential clients. The following are key elements of our strategy:

  Guide our clients through the challenges of early development.  We intend to help provide our client companies with the human capital to cultivate their products and services and grow into profitability. We believe that our services will reduce time, costs and accelerate the time to bring the clients? products and services to market through managerial assistance, marketing resources, and technological collaboration. As the client companies mature, we can advise them by providing strategic guidance, access to legal and accounting resources.
  Consult to diverse, innovative and dynamic clients. We believe that the low capital requirements to consult with our target clients, coupled with the short development timeline of technology and start-up companies, enable us to spread our resources across a wide spectrum of clients. Some companies will achieve positive cash flow, some will require further capital, and some will fail. By diversifying our target clients and industries, we believe we will mitigate risk and enhance the value of our clients.

We intend to provide managerial assistance available to our clients and, to the extent available, offer our services for cash or contingent compensation. We will negotiate our fees on a case-by-case basis and intend to offer hourly rates, flat fees and contingent fees for our services. The managerial assistance means, among other things, we offer to provide, and, if accepted will provide, significant guidance and counsel concerning the management, operations or business objectives and policies of our portfolio company.

We will provide a variety of services to client companies, including the following:

  corporate formation and structure;
  product development and design;
  administrative functions and support;
  marketing, branding and public relations;
  formulating operating strategies and corporate goals;
  formulating intellectual property and other strategies;
  introductions to potential joint venture partners, suppliers and customers; and
  assisting in financial planning.

We intend to derive income from our clients for the performance of these services. At this time we have no official fee structure; pricing will be based upon job description and the anticipated services required by the client company.

Dependence on one or a few major customers

We have no clients currently.

Patents, Trademarks, Licenses, Agreements or Contracts

None at this time

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state or local regulation other than the requirement to have a business license for the areas in which we conduct business.

Number of Employees

The Registrant has no full time employees. The Registrant's officer has agreed to allocate a portion of her time to the activities of the Registrant, without compensation. Our officer and director, Kateryna Malenko anticipates that the business plan of the Company can be implemented by our officer devoting approximately 5 to 10 hours per week. the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. See "DIRECTORS, EXECUTIVE OFFICERS"

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors are elected by the stockholders to a term of one year and serve, until a successor is elected and qualified. Our officer is appointed by the Board of Directors to a term of one year and serve, until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)
Kateryna Malenko	25	President, Secretary, Treasurer, and Director	Inception – Current
Holly Roseberry	65	Director	Current

Notes:

(1)	Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified.

(2)	Kateryna Malenko has outside interests and obligations other than ARTIN CONSULTING INC. She intends to spend approximately five to ten (10) hours per week on our business affairs. At the date of this prospectus, ARTIN CONSULTING INC. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Kateryna Malenko, President, Secretary, Treasurer, Director, age 25

Kateryna Malenko is a dynamic, young Independent Sales and Business development consultant self-employed since 2011. Ms. Malenko was born May 17, 1991 in Brest, Belorussia part of the former USSR. In June 2011 she graduated from Kharkiv Business Academy with a Bachelor’s Degree in Business Administration. After graduation Ms. Malenko took an additional course in programming and website development at Kiev State Polytechnical University in 2015 and 2016.

The Name and Principle Business in which Ms. Malenko carried on her principle occupation in 2011; Ms. Malenko was working as an independent business consultant at MMS Group LTD, Kiev, Ukraine and then a project manager for the same company (MMS Group LTD in Kiev is a Ukraine based market research company).

In 2013 she started her own business and did business as Kat Consulting. The Principle Business of Kat Consulting included project management, development of marketing strategy including online marketing, website building including news website and, use of social media. Since 2013 to the present Ms. Malenko has been a self-employed freelance business consultant. Her energetic enthusiasm for the work and knowledge of technology will move the company forward.

2016 created, developed and sold a news website to a firm in Canada

2015-2016  additional courses in programming and website development at Kiev State Polytechnical University

2011 - 2013 MMS Group LTD is a Ukraine-based market research company offering a full range of approaches, from full-service consultancy, to data-only services. The company has an in-house marketing team with an extensive knowledge of market research tools and experience that satisfy the demand of international clients of the MMS Group LTD.

June 2011 graduated with BA Kharkiv Business Academy

Holly Roseberry, Director

Holly Roseberry has worked as an independent business consultant for many years (2012 – 2017).  She holds a Bachelor of Arts degree from Sacred Heart University in Bridgeport, Connecticut graduating in 1973. She previously served as director on the board of ChitrChatr Communications (2013 - 2016, Li-ion Motors (2002 – 2011) and Sky Power Solutions (2005 - 2008).

For the past five years Ms. Roseberry has provided consulting services mainly for ChitrChatr Communications and Cyber Apps World (formerly Sky Power). She has not been involved with Li-ion Motors since she resigned December 1, 2011. These are all the companies she has consulted with.

2005-2008 Sky Power Solutions who worked on a solar dish to concentrate solar energy.

Sky Power had previously worked on lithium batteries then moved their focus to the solar dish. The Company had several name changes, changing the focus and scope of work. Ms. Roseberry served as an officer and a director for Sky Power/Cyber Apps World. In those dual capacities she oversaw many activities of the corporation including accounts payable, payroll, regulatory filings (10K 10Q), dealings with the transfer agent and attorneys.

2013 – 2016 ChitrChatr Communications whose principal business is communications, they were a developmental stage company putting together a platform for all forms of talk, text, chat, social networking.  Chitr had the alpha testing phase completed.

2002-2011 Li-ion Motors Corp. a company developing electric cars.

2005-2008 Sky Power Solutions  who worked on a solar dish to concentrate solar energy. they exhibited a prototype at the Solar Power International in Chicago in 2013.

In general, officers and directors of a Nevada corporation are obligated to exercise their powers in good faith and with a view to the interests of the corporation.

Legal

Board Committees

ARTIN CONSULTING INC. has not yet implemented any board committees as of the date of this prospectus.

Directors

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Kateryna Malenko .	2016	-	-	-	-	-	-	-
Officer and Director
Holly Roseberry	2016	-	-	-	-	-	-	-

DIRECTORS' COMPENSATION

Our directors are not entitled to receive compensation for services rendered to Artin Consulting Inc, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Artin Consulting Inc’s incorporation on December 21, 2016, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

ARTIN CONSULTING INC. currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than five percent (5.0%) of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

			Percent of Class
Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Before Offering	After Offering
Common	Kat Consulting Inc. /Owner Kateryna Malenko, President, Secretary, Treasurer and Director	23,000,000	82%	82%
	0975456BC LTD (3)	2,500,000	9%	0%
	Topline Holding, Inc (4)	2,475,000	8%	0%
	All Directors and Officers as a group	23,000,000	82%	82%

Footnotes

(1)

The address of the executive officer and director, Topline Holding, Inc and 0975456 bc ltd is c/o Artin Consulting Inc. The beneficial owners of 0975456 BC Ltd and Topline Holdings Inc. are shareholder of the company with no other relationship. The address provide in amendment two was in care of Artin.  The Nevada Secretary of State has these address' for 0975456 BC Ltd  420 North Nellis A3-146 Las Vegas, NV 89110. and Topline Holdings Inc. 220 Uccello Dr. Las Vegas, NV 89138.

(2)	As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3)	Azra Rana - Nevada Corporation. As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security). US citizen

(4)	Stacey Fling - Nevada Corporation. As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security). US Citizen

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about December 21, 2016, Kateryna Malenko, our officer and director, contributed $23,000 which paid for expenses involved with the incorporation of ARTIN CONSULTING INC. with personal funds on behalf of Artin Consulting Inc, in exchange for 23,000,000 shares of common stock each, par value $0.001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Kateryna Malenko was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Kateryna Malenko, the company’s officer and director is the only promoter of the company.

REPORTS TO SECURITY HOLDERS

1.	After this offering, ARTIN CONSULTING INC. will furnish shareholders with audited annual financial reports certified by independent accountants, and will furnish unaudited quarterly financial reports.

2.	After this offering, ARTIN CONSULTING INC. will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status. The Company is filing a Form 8A voluntarily at or prior to December 31, 2017.

3.	The public may read and copy any materials ARTIN CONSULTING INC. files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Artin Consulting Inc’s SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, ARTIN CONSULTING INC. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by ARTIN CONSULTING INC. of expenses incurred or paid by a director, officer or controlling person of ARTIN CONSULTING INC. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, ARTIN CONSULTING INC. will, unless in the opinion of ARTIN CONSULTING INC. legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Artin Consulting Inc.

We have audited the accompanying balance sheet of Artin Consulting Inc. (“the Company”) as of December 31, 2016, and the related statements of operations, stockholders’ deficit, and cash flows for the period from December 21, 2016 (date of inception) through December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Artin Consulting Inc. as of December 31, 2016, and the results of its operations and its cash flows for the period from December 21, 2016 (date of inception) through December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered net losses since inception and has accumulated a significant deficit. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

February 10, 2017

Artin Consulting Inc.

Balance Sheet

December 31,
2016
Assets

Current assets:
Cash	$44,662
Total current assets	44,662
Total assets	$44,662

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued expenses	—
Total current liabilities	—

Commitments and contingencies

Stockholders' equity:	—
Common stock, $.001 par value, 500,000,000 shares authorized as of December 31, 2016 28,009,000 issued and outstanding	28,009
Additional paid-in capital	22,581
Accumulated deficit	(5,928)
Stockholders' equity	44,662

Total liabilities and stockholders' equity	$44,662

See accompanying notes to financial statements

Artin Consulting Inc.

Statement of Operations

For the Period From December 21, 2016 (Inception) through December 31, 2016
Net sales	$—

Operating expenses:
General and administrative	5,928

Loss from operations	(5,928)

Other (expenses)/income	—

Net loss before provision for (benefit from) income taxes	(5,928)

Provision for (benefit from) income taxes	—

Net loss	$(5,928)

Net loss per common share - basic and diluted	$0.00

Weighted average number of common shares outstanding -
basic and diluted	9,728,909

See accompanying notes to financial statements

Artin Consulting Inc.

Statement of Stockholders’ Equity

			Additional		Total
	Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance December 21, 2016 (Inception)	—	$—	$—	$—	$—

Common stock issued to officer and director for cash	23,000,000	23,000	—	—	23,000

Common stock issued to investors for cash	5,009,000	5,009	22,581	—	27,590

Net loss for period	—	—	—	(5,928)	(5,928)

Balance December 31, 2016	28,009,000	$28,009	$22,581	$(5,928)	$44,662

See accompanying notes to financial statements

Artin Consulting Inc.

Statement of Cash Flows

For the Period From December 21, 2016 (Inception) through December 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,928)
Adjustments to reconcile net loss to net cash utilized in operating activities	—

Increase (decrease) in cash flows from changes in operating assets and liabilities	—
—

Net cash used in operating activities	(5,928)

CASH FLOWS FROM INVESTING ACTIVITIES:

Net cash used in investing activities	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock issued to officer and director	23,000
Proceeds from common stock issued to investors	27,590
Proceeds from short term advances	250
Repayments of short term advances	(250)
Net cash provided by financing activities	50,590

CHANGE IN CASH AND CASH EQUIVALENTS
Net decrease in cash and cash equivalents	44,662
Cash and cash equivalents at beginning of year	—
Cash and cash equivalents at end of year	44,662

See accompanying notes to financial statements

Artin Consulting Inc.

Notes to the Financial Statements

December 31, 2016

Note 1. Organization of Business and Nature of Operations

Artin Consulting Inc. (“the Company”) was incorporated in the state of Nevada on December 21, 2016. The Company’s purpose is to consult with various US companies who seek to do business in Ukraine as well as Ukraine companies looking to enter the US markets.

Going Concern

The Company’s financial statements for the period ended December 31, 2016, have been prepared on a going concern basis which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The Company did not have any revenue and as of December 31, 2016, there was an accumulated deficit of $5,928. Management recognized that the Company’s continued existence is dependent upon its ability to obtain needed working capital through additional equity and/or debt financing and revenue to cover expenses. These financial statements do not contain adjustments that might result from the Company being unable to continue as a going concern.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. The financial statements and notes are the representations of management. These accounting policies conform to accounting policies generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates and judgments, including those related to revenue recognition, inventories, adequacy of allowances for doubtful accounts, valuation of long-lived assets and goodwill, income taxes, litigation and warranties. The Company bases its estimates on anticipated results and trends and on various other assumptions that the Company believes are reasonable under the circumstances, including assumptions as to future events. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. By their nature, estimates are subject to an inherent degree of uncertainty. Actual results may differ from those estimates

Accounting policies

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. The financial statements and notes are the representations of management. These accounting policies conform to accounting policies generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

 Fair Value of Financial Instruments

Our financial instruments consist principally of accounts receivable, amounts due to related parties and loans payable. ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments establish a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value, and enhances disclosure requirements for fair value measurements.

The Company has categorized its financial instruments, based on the priority of inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

Financial assets and liabilities recorded on the balance sheet are categorized based on the inputs to the valuation techniques as follows:

Level1	Financial assets and liabilities for which values are based on unadjusted quoted prices for identical assets or liabilities in an active market that management has the ability to access.

Level2	Financial assets and liabilities for which values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability (commodity derivatives and interest rate swaps).

Level3	Financial assets and liabilities for which values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability.

When the inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement in its entirety. The carrying amounts of cash and cash equivalents, and loans payable approximate fair value because of the short-term nature of these items. Per ASC Topic 820 framework these are considered Level 3 inputs where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company.

Fair Value of Financial Instruments

The carrying value of short-term financial instruments, including cash, accounts payable and accrued expenses, and short-term borrowings approximate fair value due to the relatively short period to maturity for these instruments.

Concentration of Credit Risk and Significant Customers

Cash is maintained in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash.”

Earnings per share

Basic earnings/loss per common share is computed based on the weighted average number of shares outstanding during the year. Diluted earnings per common share is computed by dividing net earnings (loss) by the weighted average number of common shares and potential common shares during the specified periods. The Company has no outstanding options, warrants or other convertible instruments that could affect the calculated number of shares.

Recent accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

Note 3. Common Stock

The Company has 500,000,000 shares of common shares authorized at a par value of $.001 with no preferred stock. For the year-end December 31, 2016, the initial subscriptions resulted in 28,009,000 shares issued and outstanding.

During the year multiple investors purchased 2,509,000 shares at $0.01 per share of common stock for $25,090. Also during the year one investor purchased 2,500,000 at $0.001 per share for $2,500. See also Note 4 related party transactions.

Note 4. Related Party Transactions

During the period ended December 31, 2016 an entity controlled by the CEO and Director of the Company purchased 23,000,000 shares of common stock at $0.001 per share for $23,000.

Note 5. Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

Future tax benefits for net operating loss carry-forwards will be recognized to the extent that realization of these benefits is considered more likely than not. To the extent that we will not realize a future tax benefit, a valuation allowance is established.

We will recognize and measure benefits for uncertain tax positions using a two-step approach. The first step will be to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that is it more likely than not that the tax positions will be sustained upon audit, including resolution of any related appeals or litigation processes. For tax positions that are more likely than not to be sustained upon audit, the second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon settlement. Our practice will be to recognize interest and/or penalties related to income tax matters in income tax expense. Significant judgment is required to evaluate uncertain tax positions. Evaluations are based upon a number of factors, including changes in facts or circumstances, changes in tax law, correspondence with tax authorities during the course of tax audits and effective settlement of audit issues. Changes in the recognition or measurement of uncertain tax positions could result in material increases or decreases in income tax expense in the period in which the change is made, which could have a material impact our effective tax position.

For the tax year ending December 31, 2016, the Company is subject to United States federal and state income taxes at an approximate rate of 35%. The reconciliation of the provision for income taxes at the United States federal and state statutory rate compared to the Company’s income tax expense as reported is as follows:

Year Ended December 31,
2016

Income tax benefit computed at the statutory rate	$2,075
Change in valuation allowance	(2,075)

Provision for income taxes	—

Significant components of the Company’s deferred tax assets and liabilities after applying enacted corporate income tax rates, are as follows:

Year Ended December 31,
2016

Net operating losses	2,075
Valuation allowance	(2,075)

Net deferred income tax assets	—

The Company has net operating loss carryforwards of $5,928 at December 31, 2016 which expire commencing in 2036.

Note 6 Subsequent Events

None

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by ARTIN CONSULTING INC. in connection with the sale of the common stock being registered. ARTIN CONSULTING INC. has agreed to pay all costs and expenses in connection with this offering of common stock. Kateryna Malenko is the source of the funds for the costs of the offering. Kateryna Malenko has no agreement in writing to pay the expenses of this offering on behalf of ARTIN CONSULTING INC. and thus, such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$20,000.00
Accounting Fees	$4,000.00
Registration Fee	$2.91

Total	$24,002.91

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Artin Consulting Inc’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Nevada law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

Officers and Directors indemnification is covered by Section 78.7502

NRS 78.7502. Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person:

(a)	Is not liable pursuant to NRS 78.138; or

(b)	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

2.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person:

(a)	Is not liable pursuant to NRS 78.138; or

(b)	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

3.	Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

4.	To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify her or her against expenses, including attorneys’ fees, actually and reasonably incurred by her or her in connection with the defense.

 ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

On or about December 21, 2016, Kateryna Malenko, our officer and director, contributed $23,000 which paid for expenses involved with the incorporation of ARTIN CONSULTING INC. with personal funds on behalf of Artin Consulting Inc, a Nevada Corporation in exchange for 23,000,000 shares of common stock each, par value $0.001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

Multiple investors purchased 2,509,000 shares at $.01 for $25,090. Also one investor bought 2,500,000 shares at $.001 for $2,500.

Security holders acquired their shares by purchase exempt from registration under Regulation S of the 1933 Act.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents and filed a Form D relying upon Reg D 505(b) for U.S. citizens and Corporations Topline Holding Inc, a Nevada Corporation bought 2,475,000 shares prior to the filing of the companies Form D.

We believed that Regulation S was available because:

  None of these issuances involved underwriters, underwriting discounts or commissions;
  We placed Regulation S required restrictive legends on all certificates issued;
  No offers or sales of stock under the Regulation S offering were made to persons in the United States;
  We placed Regulation S required restrictive legends on all certificates issued;

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

  Access to all our books and records.
  Access to all material contracts and documents relating to our operations.
  The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.		Description of Exhibits

Exhibit 3.1	*	Articles of Incorporation of the Company

Exhibit 3.2	*	Bylaws of the Company

Exhibit 5.1	*	Opinion on Legality

Exhibit 23.1		Consent of Independent Auditor

 *Previously filed

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20.0% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Yaroslava Mudroho 45, 26-16, Slavuta 01100, Ukraine on May 26, 2017.

Artin Consulting Inc
(Registrant)

By: /s/ Kateryna Malenko
Kateryna Malenko, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kateryna Malenko	President, Secretary and Director	May 26, 2017
Kateryna Malenko	Chief Executive Officer

/s/ Kateryna Malenko	Treasurer	May 26, 2017
Kateryna Malenko	Chief Accounting Officer, Chief Financial Officer

/s/ Holly Roseberry	Director	May 26, 2017
Holly Roseberry